Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, an officer or director of TOR MINERALS INTERNATIONAL (THE “Company”), does hereby constitute and appoint Elizabeth K. Morgan, his true and lawful attorney-in-fact and agent, with full power of substitution in these premises, at any time and from time to time to do any and all acts and things and to execute in his name (as an officer or director of the Company) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and the rules and regulations of any national securities exchange or self-regulatory body, in connection with the filing of Form ID, Form 144 “Notice of Proposed Sale of Securities”, Form 3, “Initial Statement of Beneficial Ownership of Securities”, Form 4, “Changes in Beneficial Ownership of Securities”, and Form 5, “Annual Statement of Changes in Beneficial Ownership”, including specifically, but without limitation thereto, power and authority to sign his name (as an officer or director of the Company) to such Forms to be filed with the Securities and Exchange Commission, any national securities exchange or any other self-regulatory body; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof. The said attorney and agent shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has signed his name hereto as of this 5th day of January 2007.

/s/ Steven Howard Parker
Print Name: Steven Howard Parker